Exhibit 10.1
CLARIENT, INC.
AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER
THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (the “Amendment”) is dated as of April 14, 2010, by and among Clarient, Inc., a Delaware corporation (“Parent”), Applied Genomics, Inc., a Delaware corporation (the “Company”), and Robert S. Seitz, an individual resident of the State of Alabama (the “Stockholders’ Representative”), as representative of the stockholders of the Company (the “Stockholders”) pursuant to Section 7.1(a) of the Merger Agreement (as defined below). The Amendment shall be effective as of March 17, 2010. All capitalized terms not herein defined shall have the definitions ascribed to them in the Merger Agreement.
RECITALS
A. Parent, Clarient Acquisition Corporation, which was a wholly-owned subsidiary of Parent (“Merger Sub”), the Company, the Stockholders and the Stockholders’ Representative are parties to that certain Agreement and Plan of Merger, dated as of December 21, 2010 (the “Merger Agreement”), pursuant to which Merger Sub merged with and into the Company, with the Company surviving the merger.
B. Pursuant to Section 7.4 of the Merger Agreement, the Merger Agreement may be amended by written agreement of the parties thereto.
C, The parties desire to amend the Merger Agreement as set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that the Merger Agreement is hereby amended as follows:
AGREEMENT
1. Amendment of Section 1.12(c). Section 1.12(c) of the Merger Agreement is hereby amended and restated in its entirety as follows:
(c) Publication/Presentation Contingency Milestone. If within twenty (20) months of the Closing, the performance criteria for the Revenue Contingency Payment has not been previously met, and a study titled “Expression of TLE3 Predicts Response to Taxane Therapy in Ovarian Carcinoma,” is presented at the 2010 national meeting on Women’s Cancer of the Society of Gynecologic Oncologists, Parent shall issue to the Company Stockholders an additional 750,000 unregistered shares of Parent Common Stock (the “Publication/Presentation Contingency Payment”) pursuant to Section 1.6(a)(iii)(B).”
2. Amendment of Section 5.1(b). Section 5.1(b) of the Merger Agreement is hereby amended and restated in its entirety as follows:
“(b) Parent agrees to use commercially reasonable efforts to register the Contingent Merger Shares issued to the Company Stockholders, if any, and not previously registered on that certain Registration Statement on Form S-3 (File No. 333-163973) which was declared effective on March 18, 2010, at 5:00 p.m. Eastern Time, with the SEC on a Registration Statement within six months following the earlier to occur of (i) the complete achievement of both the Publication/Presentation Contingency Milestone and the Revenue Contingent Milestone or (ii) June 30, 2011.

3. Acknowledgement. The parties hereto acknowledge that the Publication/Presentation Contingency Milestone, as amended herein, was met on March 17, 2010,
4. No Other Amendments. Except as amended herein, all provisions of the Merger Agreement shall remain in full force and effect.
5. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original for all purposes.
[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the date first written above.

PARENT: CLARIENT, INC.
By:	/s/ Ron Andrews
	Name:	Ron Andrews
	Title:	CEO

COMPANY: APPLIED GENOMICS, INC.
By:	/s/ Robert S. Seitz
	Name:	Robert S. Seitz
	Title:	Stockholders’ Representative

STOCKHOLDERS’ REPRESENTATIVE:
/s/ Robert S. Seitz
Robert S. Seitz

3